EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT 2002

In connection with the quarterly report of Sonoma Valley Bancorp (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Mel Switzer, Jr., Chief Executive Officer and Mary Quade Dieter, Chief Financial Officer, of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 fo the Sarbanes-Oxley Act of 2002 , that to the best of our knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: August 13, 2003              /s/ Mel Switzer, Jr.
       ------------------------     --------------------------------------------
                                    Mel Switzer, Jr.,
                                    Chief Executive Officer
                                    (Principal Executive Officer)

Dated: August 13, 2003              /s/ Mary Quade Dieter
       ------------------------     --------------------------------------------
                                    Mary Quade Dieter,
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)